Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
The Home Depot, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-200607, 333-183621) on Form S-3 and (Nos. 333-61733, 333-38946, 333-151849, 333-182374, 333-56722, 333-125331, 333-153171, 333-125332) on Form S-8 of The Home Depot, Inc. of our report dated March 26, 2015, except as to Note 2 and the effects of the change in accounting principle described in Note 2, which is as of August 24, 2015, with respect to the Consolidated Balance Sheets of The Home Depot, Inc. and subsidiaries as of February 1, 2015 and February 2, 2014, and the related Consolidated Statements of Earnings, Comprehensive Income, Stockholders' Equity, and Cash Flows for each of the fiscal years in the three-year period ended February 1, 2015, which report appears in the Form 8-K of The Home Depot, Inc. dated August 25, 2015. Our report refers to a change in the presentation of certain shipping and handling costs.
/s/ KPMG LLP

Atlanta, Georgia
August 24, 2015